Exhibit 21.1
SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED
The direct and indirect subsidiaries of Huntington Bancshares Incorporated at December 31, 2010, are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.
41 South High Ltd.**
7575 Corporation
BFOH Capital Trust I (Delaware)
Creditron Canada, Inc. (Ontario, Canada) **
Creditron Corporation (Illinois) **
Creditron, Inc.
Forty-One Corporation
Fourteen Corporation
Franklin Mortgage Asset Trust 2009-A (Delaware)
Haberer Registered Investment Advisor, Inc.
Hatco, LLC (Delaware)
HBI Payments Holdings, Inc.
HBI Title Services, Inc.
HCFFL, LLC (Nevada)
HLFB, Inc. (Nevada)
HMC Reinsurance Company (Vermont)
HNB 2000-B (NQ) LLC (Delaware)
HNB 2000-B (Q) LLC (Delaware)
HNB I LLC (Delaware)
HPAL Holdings, LLC (Nevada)
HPAL, LLC (Nevada)
HPC Holdings-II, Inc. (Indiana)
HPCDS, Inc. (Nevada)
HPCKAL, LLC (Nevada)
HPCLI, Inc.
HREIC Holdings, LLC
Huntington Asset Advisors, Inc.
Huntington Asset Services, Inc. (Delaware)
Huntington Auto Loan Investor, LLC (Delaware)
Huntington Auto Trust 2000-B (Delaware)***
Huntington Auto Trust 2006 (Delaware)
Huntington Auto Trust 2008-1 (Delaware)
Huntington Auto Trust 2009-1 (Delaware)
Huntington Bancshares Financial Corporation
Huntington Bancshares Florida, Inc.
Huntington Capital Financing Holdings I, Inc. (Nevada)
Huntington Capital Financing Holdings II, Inc. (Nevada)
Huntington Capital Financing, LLC (Nevada)
Huntington Capital Financing OREO, Inc. (Nevada)
Huntington Capital I (Delaware)
Huntington Capital II (Delaware)
Huntington Capital III (Delaware)
Huntington Capital IV (Delaware)
Huntington Capital V (Delaware)
Huntington Capital VI (Delaware)
Huntington Captive Insurance Company (Arizona)
Huntington Equipment Finance, Inc. (Delaware)
Huntington Equity Investments, LLC
Huntington Finance LLC
Huntington Funding, LLC (Delaware)
Huntington Insurance, Inc.
Huntington Kentucky, LLC (Kentucky)

Huntington LT (Delaware)
Huntington Merchant Services, L.L.C. (Delaware) **
Huntington Mezzanine Opportunities Inc.
Huntington Municipal Fund I, Inc.
Huntington Municipal Fund II, Inc.
Huntington Municipal Securities, Inc. (Nevada) *
Huntington Preferred Capital Holdings, Inc. (Indiana)
Huntington Preferred Capital II, Inc.
Huntington Preferred Capital, Inc.
Huntington Residential Mortgage Securities, Inc.
Huntington Specialty Insurance
Huntington Trade Services, Asia, Limited (Hong Kong) *
Huntington Trade Services, Inc.
Huntington Wealth Planning Advisors, Inc.
Huntington West, Inc. (Delaware)
Inner City Partnerships, LLC **
LeaseNet Group, LLC
Metropolitan Savings Service Corporation
Mezzanine Opportunities LLC **
Mezzanine Opportunities II LLC **
Minette LP (Cayman Islands)
Namara SA (Luxembourg)
Netvantage, Inc. (Maryland)
Planeton LP (Cayman Islands)
Prospect Trust I (Delaware)
Rate Risk Management Advisors, LLC
Sky Access, Inc. (Ohio)
Sky Capital LLC (Delaware)
Sky Financial Capital Trust I (Delaware)
Sky Financial Capital Trust II (Delaware)
Sky Financial Capital Trust III (Delaware)
Sky Financial Capital Trust IV (Delaware)
Sky Settlement Services, LLC (Pennsylvania)
STB Auto Exchange, LLC
The Derlam Company
The Huntington Capital Investment Company
The Huntington Community Development Corporation
The Huntington Investment Company
The Huntington Leasing Company
The Huntington National Bank (United States)
The Huntington National Life Insurance Company (Arizona)
The Huntington Real Estate Investment Company
Thirty-Seven Corporation
Tower Hill Securities, Inc. (Nevada)
Unified Financial Securities, Inc. (Indiana)
Unizan Capital, LLC (Delaware)
WMC Acquisition LLC (Indiana)

*	- Owned jointly between The Huntington National Bank and Huntington Bancshares Incorporated.

**	- Less than 100% owned.

***	- Owned by HNB 2000-B (Q) LLC and HNB 2000-B (NQ) LLC in proportion to assets sold.